UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
Filed By The Registrant ☒
Filed By A Party Other Than The Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HASBRO, INC.
(Name of Registrant as Specified In Its Charter)

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HASBRO, INC.
1027 Newport Avenue
Pawtucket, Rhode Island 02861

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice of Change of Location relates to the proxy statement of Hasbro, Inc. (the “Company”), dated April 1, 2020 (the “Proxy Statement”), furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders to be held on Thursday, May 14, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 13, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.
_____________________________________________________________________
NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING
Dear Shareholders,
As previously described in the Company’s proxy materials distributed in connection with the 2020 Annual Meeting of Shareholders to be held on May 14, 2020 at 11:00 a.m., Eastern Daylight Time (the “Annual Meeting”), NOTICE IS HEREBY GIVEN that, due to the public health concerns regarding the coronavirus or COVID-19, we have decided to hold our Annual Meeting solely by remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person. The previously announced date and time of the meeting (May 14, 2020 at 11:00 a.m., Eastern Daylight Time) will not change.
Shareholders of record of our common stock as of the close of business on March 18, 2020, the record date, are entitled to participate in the Annual Meeting. You can attend the Annual Meeting online at www.meetingcenter.io/227440037. The password for the Annual Meeting is HAS2020. You will need your control number found on your Notice of Internet Availability, proxy card or voting instruction form that you have previously received. Once admitted, you may submit questions, vote or view our list of shareholders during the Annual Meeting by following the instructions that will be available on the meeting website. If you were not a shareholder as of March 18, 2020 or are a guest, you may still view a webcast of the meeting by visiting www.meetingcenter.io/227440037, and following the prompts.
It is important that you read the proxy materials previously distributed and we encourage you to vote your shares of common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location. You may continue to use the proxy card to vote your shares of common stock in connection with the Annual Meeting.

By Order of the Board of Directors,

/s/ Tarrant Sibley
Tarrant Sibley
Executive Vice President, Chief Legal Officer & Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2020 at 11:00 a.m. Eastern Daylight Time: Our 2020 Proxy Statement and 2019 Annual Report to shareholders are available at https://hasbro.gcs-web.com/financial-information/annual-meeting. Hasbro uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about April 1, 2020, a Notice of Internet Availability of Hasbro’s Proxy Materials (the “Notice”) was provided to shareholders, which includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Meeting of Shareholders. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.